Exhibit 99.1

DR Systems, Inc.

Financial Statements
Years Ended December 31, 2014 and 2013

DR Systems, Inc.

Contents

Independent Auditors’ Report	3-4

Financial Statements

Balance Sheets	5

Statements of Income	6

Statements of Stockholders’ Equity	7

Statements of Cash Flows	8

Notes to Financial Statements	9-17

Independent Auditors’ Report

To the Board of Directors and Stockholders of
DR Systems, Inc.
San Diego, California

We have audited the accompanying financial statements of DR Systems, Inc. (a California S corporation), which comprise the balance sheets as of December 31, 2014 and 2013, and the related statements of income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DR Systems, Inc. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 12 to the financial statements, the Company was acquired by an unrelated party subsequent to December 31, 2014. Our opinion is not modified with respect to this matter.

/s/ Mayer Hoffman McCann P.C.
San Diego, California
March 4, 2015

DR Systems, Inc.

Balance Sheets

December 31,	2014	2013

Assets

Current Assets
Cash and cash equivalents	$15,660,300	$13,832,671
Accounts receivable - net of allowance for doubtful accounts of $250,000, in both periods	3,411,066	5,916,646
Inventories, net	1,816,567	1,587,425
Prepaid expenses and other current assets	269,203	359,784

Total current assets	21,157,136	21,696,526

Fixed Assets - Net	521,219	661,475

Other Assets	51,000	51,000

Total assets	$21,729,355	$22,409,001

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$578,854	$522,479
Accrued expenses	2,275,948	2,566,746
Deferred revenue	17,299,592	15,621,755
Deferred rent	155,065	139,155

Total current liabilities	20,309,459	18,850,135

Commitments and Contingencies (Notes 8 & 10)

Stockholders’ Equity
Common stock, no par value; 10,000,000 shares authorized; 5,175,961 and 5,173,461 shares issued and outstanding at December 31, 2014 and 2013, respectively	5,029,587	4,999,587
Accumulated deficit	(3,609,691)	(1,440,721)

Total stockholders’ equity	1,419,896	3,558,866

Total liabilities and stockholders’ equity	$21,729,355	$22,409,001

The accompanying notes are an integral part of these financial statements.

DR Systems, Inc.

Statements of Income

Years Ended December 31,	2014	2013

Sales
Software, hardware, installation and training	$15,493,735	$15,052,649
Post-contract support	27,469,934	28,642,546

Total Sales	42,963,669	43,695,195

Cost of goods sold	6,588,556	7,985,426

Gross Profit	36,375,113	35,709,769

Selling, general, administrative and research and development expenses	26,146,264	25,109,375

Income from Operations	10,228,849	10,600,394

Interest income	36,082	35,905
Other income	-	9,000

Income Before Income Taxes	10,264,931	10,645,299

Income tax provision	271,694	384,274

Net Income	$9,993,237	$10,261,025

The accompanying notes are an integral part of these financial statements.

DR Systems, Inc.

Statements of Stockholders' Equity

	Common Stock
	Shares	Amount	Accumulated Deficit	Total
Balance at December 31, 2012	5,172,061	$4,982,787	$(1,821,535)	$3,161,252

Exercise of stock options	1,400	16,800	-	16,800

Distribution to stockholders	-	-	(9,880,211)	(9,880,211)

Net income	-	-	10,261,025	10,261,025
Balance at December 31, 2013	5,173,461	4,999,587	(1,440,721)	3,558,866

Exercise of stock options	2,500	30,000	-	30,000

Distribution to stockholders	-	-	(12,162,207)	(12,162,207)

Net income	-	-	9,993,237	9,993,237
Balance at December 31, 2014	5,175,961	$5,029,587	$(3,609,691)	$1,419,896

The accompanying notes are an integral part of these financial statements.

DR Systems, Inc.

Statements of Cash Flows

Years Ended December 31,	2014	2013

Cash Flows From Operating Activities
Net income	$9,993,237	$10,261,025
Adjustments to reconcile net income to net cash provided by operating activies:
Depreciation and amortization	140,256	101,171
Provision for bad debts	48,065	47,031
Increase (decrease) in cash resulting from changes in:
Accounts receivable	2,457,515	(904,515)
Inventory	(229,142)	667,826
Prepaid expenses and other current assets	90,581	(64,806)
Accounts payable	56,375	(1,120,355)
Accrued expenses	(290,798)	286,418
Deferred revenue	1,677,837	627,120
Deferred rent	15,910	111,439

Net cash provided by operating activities	13,959,836	10,012,354

Cash Flows From Investing Activities
Purchases of fixed assets	-	(703,329)

Net cash used in investing activities	-	(703,329)

Cash Flows From Financing Activities
Distributions to stockholders	(12,162,207)	(9,880,211)
Proceeds from exercise of stock options	30,000	16,800

Net cash used in financing activities	(12,132,207)	(9,863,411)

Net Increase (Decrease) in Cash and Cash Equivalents	1,827,629	(554,386)

Cash and Cash Equivalents at Beginning of Year	13,832,671	14,387,057

Cash and Cash Equivalents at End of Year	$15,660,300	$13,832,671

Supplemental Disclosures of Cash Flow Information:

Cash paid during the year for:
Income taxes	$215,072	$200,185

The accompanying notes are an integral part of these financial statements.

DR Systems, Inc.

Notes to Financial Statements

1.	Summary of Significant Accounting Policies	A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Nature of operations
DR Systems, Inc. (the “Company”), an S corporation, was founded and incorporated in 1992 in the state of California. The Company is an independent provider of film-free medical systems and paperless information systems for medical diagnostic imaging centers and hospitals throughout the United States. The Company’s healthcare imaging and information solutions integrate numerous tools to improve financial performance and productivity including: client-server and web-based image, report and audio-clip distribution, automated hanging protocols for radiologists, and the report format preferences of individual referring physicians.

Use of estimates
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. It is reasonably possible that the significant estimates used will change within the next year.

	Cash and cash equivalents	The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.

Accounts receivable
Management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible. Any accounts receivable balances that are determined to be uncollectible are included in an allowance for doubtful accounts on the balance sheet.

	Inventories	Inventories are stated at the lower of cost (first-in, first-out) or market.

Work-in-process inventory
The Company had approximately $1,449,000 and $1,210,000 of work-in-process at December 31, 2014 and 2013, respectively. Work-in-process consists of all costs incurred related to products sold for which the risk of loss has not yet transferred to the customers, and is therefore deferred and included in inventory on the balance sheet.

Once the product is delivered to the customer and all revenue recognition criteria have been met, work-in-process is recorded on the income statement as cost of goods sold.

DR Systems, Inc.

Notes to Financial Statements

Depreciation and amortization
Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the related assets or, in the case of leasehold improvements, over the lesser of the useful life of the related asset or the lease term. The estimated useful life of the fixed assets range between three to five years.

Impairment of long-lived assets
In accordance with authoritative guidance related to accounting for the impairment or disposal of long-lived assets, the Company reviews its long-lived assets, including fixed assets, for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. To determine recoverability of its long-lived assets, the Company evaluates whether future undiscounted net cash flows will be less than the carrying amount of the assets and adjusts the carrying amount of its assets to fair value. Management has determined that no impairment of long-lived assets occurred in 2014 or 2013.

Revenue recognition
The Company derives revenues from the following sources: (1) software, which includes computer components used to run the software; (2) services and customer support services, which include annual support agreements; and (3) hardware sales, which does not include the Company’s software. Revenue is recorded net of sales tax.

The Company recognizes revenue in accordance with the authoritative guidance applicable to software revenue. Accordingly, software license revenue is recognized when: (1) persuasive evidence of an arrangement exists; (2) the Company delivers the products or provides the services; (3) the price is deemed fixed or determinable and free of contingencies or significant uncertainties; and (4) collection is probable. For software licenses that are renewable on an annual, semi-annual, or quarterly basis, and for services provided over time, the Company recognizes revenue ratably over the respective software license period. The Company has some service arrangements under which payment is received in advance and the service is used by the customer on a basis other than straight-line. Those revenues, totaling approximately $3,154,000 and $1,144,000 during 2014 and 2013, respectively, are recognized over the service period using the estimated pattern of the use of the service.

The Company’s sales arrangements include multiple elements, including software, post-contract customer support agreements, and professional services such as implementation and training. The Company recognizes revenue in multiple element arrangements using the applicable authoritative guidance. The Company has established vendor specific objective evidence (“VSOE”) for the customer support element of its product sales and as a result the fair value of the customer support element is deferred and recognized ratably over the customer support period, which is typically 12 months. VSOE of fair value of the customer support element is determined by reference to the price the Company’s customer’s pay for such support when sold separately; that is, the renewal rates offered to customers. Unrecognized maintenance and support revenues are represented on the balance sheet as a liability, deferred revenue, at December 31, 2014 and 2013.

DR Systems, Inc.

Notes to Financial Statements

Revenue recognition, cont’d
Typically the Company’s sales arrangements include a provision for customer acceptance. Revenue is recognized when the software bundled with the hardware, has been delivered, and all on-site training and installation have been completed, since the client acceptance provision is deemed to be substantive.

In accordance with the authoritative guidance as issued by the Financial Accounting Standards Board (“FASB”), the Company may from time to time sell hardware, computers, printers, and other computer components without its software. Revenues from hardware sales are recognized when title passes to the buyer, generally upon shipment of products to the Company’s customers.

Income taxes
The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporate income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. The corporate items of income, deduction, gain, and loss flow through to the stockholders. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

Taxes paid by the Company consist of California’s minimum tax of 1.5% on California taxable income, as well as imposed minimum taxes and surcharge fees by other states in which the Company does business.

For the years ended December 31, 2014 and 2013, management has evaluated the various tax positions reflected in the Company’s income tax returns for both Federal and State jurisdictions. Management believes that there are no tax positions for which a liability for unrecognized tax benefits should be recorded as of December 31, 2014 and 2013.

DR Systems, Inc.

Notes to Financial Statements

Income taxes, cont’d	The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense.

Research and development
The Company does not consider its new products or new versions to be technologically feasible until all design specifications for functionality, features, and technical performance are completed and all uncertainties related to identified high-risk development issues are resolved. Once all high-risk development issues are resolved and the program design is finalized, the products have historically been considered ready for general release. As a result, in accordance with the authoritative guidance on accounting for costs of computer software to be sold, leased or otherwise marketed, no amounts are required to be capitalized because no significant costs are incurred subsequent to the establishment of technological feasibility. Accordingly, research and development costs are expensed as incurred. Total expense was approximately $7,066,000 and $5,978,000 for 2014 and 2013, respectively.

Advertising	The Company follows the policy of charging advertising costs to expense as incurred. Advertising expenses for 2014 and 2013 were approximately $101,000 and $99,000, respectively.

Stock options
The Company accounts for stock options issued to employees in accordance with the applicable authoritative guidance. Under the guidance, stock based compensation cost for employees is measured at the grant date, based on the calculated fair value of the award. The cost is recognized as an expense, under the straight-line method, over the employee’s requisite service period, which is generally the vesting period of the equity grant. During fiscal year 2014 and 2013, the Company granted 0 and 10,000 stock options, respectively. The Company elected to not record any stock compensation expense from stock options as the amount was not considered significant.

Recent accounting pronouncements
In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU No. 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The new standard is effective for the Company on January 1, 2018.

DR Systems, Inc.

Notes to Financial Statements

Recent accounting pronouncement, cont’d
The standard permits the use of either the retrospective or cumulative effect transition method. The Company is currently evaluating the effect that ASU No. 2014-09 will have on the Company’s financial statements and related disclosures.

2.	Inventories	Inventories consisted of the following:

December 31,	2014	2013
Work-in-process	$1,449,471	$1,210,460
Raw materials	367,096	376,965
	$1,816,567	$1,587,425

3.	Fixed Assets	Fixed assets consisted of the following:

December 31,	2014	2013
Computer equipment	$368,779	$368,779
Leasehold improvement	885,040	885,040
Furniture and fixtures	299,046	299,046
	1,552,865	1,552,865
Less accumulated depreciation and amortization	(1,031,646)	(891,390)
	$521,219	$661,475

Depreciation and amortization expense was approximately $140,000 and $101,000 for 2014 and 2013, respectively. The Company wrote off approximately $0 and $1,034,000 worth of fully depreciated fixed assets in 2014 and 2013, respectively.

4.	Accrued Expenses	Accrued expenses consisted of the following as of December 31, 2014 and 2013:

December 31,	2014	2013
Accrued vacation	$1,239,588	$1,083,950
Accrued bonuses	411,308	639,265
Accrued sales tax payable	18,113	197,294
Accrued trade show expenses	180,000	243,873
Other accrued expenses	426,939	402,364
	$2,275,948	$2,566,746

DR Systems, Inc.

Notes to Financial Statements

5.	Related Party Transactions
The Company realized revenue from hardware and software products sold to a third party distributor, related through common ownership, during the years ended December 31, 2014 and 2013, of approximately $22,000 and $11,000, respectively. During the year ended December 31, 2014, the Company paid approximately $220,000 for software development services to a minority shareholder of the Company. In addition, the Company paid commissions to a third party company, related through common ownership, during the years ended December 31, 2014 and 2013, of approximately $373,000 and $224,000, respectively.

6.	Stock Options
In September 2009, the Company adopted the 2009 Incentive Plan (the “2009 Incentive Plan”), which allows the Company to grant incentive or non-qualified stock options to employees, directors, and consultants. Under the terms of the 2009 Incentive Plan, the Company is authorized to grant an additional 100,000 stock options to purchase common stock. The purchase price for each share to be awarded or sold and the exercise price and term for each option to be granted under the 2009 Incentive Plan are determined by the Board of Directors.

A summary of stock option activity is as follows:

	Number of shares	Weighted average exercise price
Options outstanding at December 31, 2012	27,000	$14.96
Granted	10,000	$12.00
Exercised	(1,400)	$12.00
Options outstanding at December 31, 2013	35,600	$14.25
Exercised	(2,500)	$12.00
Forfeited	(16,000)	$17.00
Options outstanding at December 31, 2014	17,100	$12.00

Additional information regarding stock options outstanding as of December 31, 2014 is as follows:

Range of exercise prices	Number outstanding	Weighted average remaining contractual life in years	Weighted average exercise price	Number exercisable	Weighted average remaining contractual life in years (vested)	Weighted average exercise price (vested)
$12.00	17,100	6.81	$12.00	12,210	6.32	$12.00

DR Systems, Inc.

Notes to Financial Statements

7.	Phantom Stock Plan
In December 2014 the Board of Directors approved a Phantom Stock Plan (“PSP”) to provide incentive compensation to certain employees of the Company. Phantom shares granted under the PSP vest over a period of nine and a half years. On or before July 1 of each year, the PSP allows for the Board to declare a per share dividend on all outstanding phantom shares. As of December 31, 2014, no phantom shares have been granted.

8.	Insurance Plans
Beginning in April 2007 the Company provided medical and dental benefits to eligible employees under a partially self-insured plan (the “Plan”) which is administered by a third party administrator. Under the Plan, the Company pays for all covered claims limited to $60,000 per subscriber per year, subject to a maximum aggregate claims cap, calculated based on the number of active participants, for the years ended December 31, 2014 and 2013. A third party insurance carrier provides for aggregate insurance coverage on claims in excess of these amounts. The insurance coverage guarantees the Company healthcare cost to be below available coverage from fully insured healthcare plans provided by third parties. It also enables the company the opportunity to save more by having claims less than the maximum aggregate claims caps provided by the Plan.

The Company provides a reserve each month for estimated claims incurred but not reported (payable by the Company) based on administrator provided estimates. At December 31, 2014 and 2013, the accrued reserve was approximately $60,000 and $34,000, respectively.

The Company incurred expenses related to the Plan amounting to approximately $881,000 and $1,033,000 during the years ended December 31, 2014 and 2013, respectively.

9.	Employee Benefit Plan

401(k) plan
Beginning in 2005, the Company sponsored a 401(k) savings plan (“Plan”) for all eligible employees. Participants may contribute up to 60% of their eligible compensation, subject to annual Internal Revenue Service limitations. Matching contributions made to the Plan are subject to the discretion of the Company’s Board of Directors. The Company contributed approximately $221,000 and $223,000 to the Plan during 2014 and 2013, respectively.

DR Systems, Inc.

Notes to Financial Statements

10.	Commitments and Contingencies

Litigation
In the normal course of business, the Company is occasionally named as a defendant in various lawsuits. Based on consultation with outside legal counsel, there are no outstanding claims or assessments on the Company which the Company believes will result in material loss as of the date of this report.

Medical device excise tax
An excise tax on the sale of medical devices in the United States became effective on January 1, 2013. The statutory rate of the medical device excise tax is 2.3% of revenues on initial sales of finished medical products sold in the United States. The tax does not apply to service revenues. Medical device excise tax expense for the years ended December 31, 2014 and 2013 amounted to approximately $30,000 and $74,000, respectively. The Company is currently in discussions with the Internal Revenue Service regarding which of the Company’s products are considered medical devices in accordance with the Affordable Care Act. The Company believes it has paid the excise tax due in accordance with the Affordable Care Act for 2013 and 2014 and the Company is unable to estimate if additional medical device excise taxes will be due for products sold during these periods.

	Operating leases	The Company leases office space in San Diego under a non-cancelable operating lease through June 2019. The lease includes certain rent escalation clauses.

Rent expense under this lease was approximately $587,000 and $586,000 for 2014 and 2013, respectively.

Future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year are as follows:

Year Ending December 31,
2015	$551,700
2016	571,500
2017	591,800
2018	619,800
2019	288,800
Total	$2,623,600

DR Systems, Inc.

Notes to Financial Statements

11.	Concentrations

Credit risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade accounts receivable. The Company grants unsecured credit to its customers.

The Company maintains cash balances at various financial institutions primarily located in San Diego. Accounts at these institutions are secured by the Federal Deposit Insurance Corporation. At times, bank balances may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk on cash and cash equivalents.

12.	Subsequent Events	The Company has evaluated subsequent events through March 4, 2015, which is the date the financial statements were issued.

During January 2015 the Company paid distributions totaling approximately $2.6 million to stockholders of the Company.

On February 25, 2015, the Company entered into a stock purchase agreement with Merge Healthcare Solutions, Inc. (“Merge”) to sell 100% of the shares of the Company’s outstanding common stock to Merge for approximately $74,640,000, subject to certain adjustments. On the date of the closing Merge purchased 90% of the outstanding shares of the Company. The remaining 10% of the shares are expected to be purchased within 90 days.